Exhibit 5.1

[Akin Gump letterhead]

January 29, 2009

The NASDAQ OMX Group, Inc.

One Liberty Plaza

New York, NY 10006

Re:  The NASDAQ OMX Group, Inc.

        Registration Statement on Form S-3ASR

Ladies and Gentlemen:

We have acted as special counsel to The NASDAQ OMX Group, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the offering and sale from time to time, as set forth in the Registration Statement, the form of prospectus contained therein (the “Prospectus”), and one or more supplements to the Prospectus (each, a “Prospectus Supplement”), of an indeterminate amount of the Company’s securities (the “Securities”) consisting of: common stock, par value $0.01 per share (“Common Stock”) and preferred stock, par value $0.01 per share (“Preferred Stock,” together with the Common Stock, the “Equity Securities”); warrants to purchase Equity Securities (“Warrants”), to be issued under a warrant agreement (the “Warrant Agreement”) to be entered into by the Company and a warrant agent named therein (“Warrant Agent”); depositary shares representing fractional interests in deposits of Equity Securities (“Depositary Shares”); purchase contracts obligating the Company to buy or sell Equity Securities or Depositary Shares from or to the holder (“Purchase Contracts”); and units consisting of a combination of two or more of the above securities to be issued under one or more unit agreements (“Units”) to be entered into among the Company, a bank or trust company, as unit agent (“Unit Agent”), and the holders from time to time of the Units (each such unit agreement, a “Unit Agreement”). The Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the Prospectus contained therein and supplements to the Prospectus pursuant to Rule 415 under the Act. This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

We have examined originals or certified copies of such corporate records of the Company, and other certificates and documents of officials of the Company, public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all

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copies submitted to us as conformed, certified or reproduced copies and that the Securities, when issued, if in certificated form, will conform to any specimen thereof, and will be duly authenticated in accordance with the terms of the applicable underwriting, purchase, warrant, deposit, purchase contract or similar agreement. As to various questions of fact relevant to this letter, we have relied, without independent investigation, upon certificates of public officials and certificates of officers of the Company, all of which we assume to be true, correct and complete.

In addition, this opinion assumes that:

(a) the Registration Statement will have become effective upon filing under the Act and will remain effective through any offer and sale of Securities;

(b) for each type or series of Securities the Company offers by means of a Prospectus, the Company will have prepared and filed with the Commission under the Act, a Prospectus Supplement which describes that type or series and, if Securities of another type or series are issuable upon the conversion, exchange, redemption or exercise of the Securities being offered, which also describes that other type or series;

(c) the Company will have offered, issued and sold the Securities in the manner contemplated by the Registration Statement and the relevant Prospectus Supplement and otherwise in compliance with all applicable United States federal and state securities laws, and the terms of any such Securities will not violate the organizational documents of the Company, any applicable law or result in a default or breach of any agreement binding upon Company, and comply with any requirement or restriction imposed by any court or other governmental body having jurisdiction over it;

(d) in the case of Securities of any type which the Company issues and sells, the Board of Directors of the Company (or any committee of one or more members of that Board which that Board has duly designated (that board or any such committee being the “Board”)) will have taken all corporate action necessary to authorize the issuance of those Securities and the other Securities, if any, issuable upon the conversion, exchange, redemption or exercise of those Securities, reserved for issuance such other Securities, if any, issuable upon the conversion, exchange, redemption or exercise of those Securities and approved the terms of the offering and sale of those Securities;

(e) the Company and the initial purchasers of the Securities of any type will have duly authorized, executed and delivered a definitive underwriting, purchase or similar agreement relating to those Securities;

(f) in the case of any Securities issuable upon the conversion, exchange, redemption or exercise of other Securities, those Securities will be available for issuance upon that conversion, exchange, redemption or exercise;

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(g) in the case of Preferred Stock of any series, the Board will have duly adopted resolutions designating and establishing the terms of that series, and Company will have caused any required statements respecting that series to be prepared and filed with the Secretary of State of the State of Delaware;

(h) in the case of shares of Equity Securities, if issued in certificated form, certificates representing such shares will have been duly executed, countersigned, registered and delivered in accordance with the provisions of Company’s Restated Certificate of Incorporation, as amended, Delaware law and the provisions of the applicable definitive underwriting, purchase or similar agreement pursuant to which Company will sell those Securities;

(i) in the case of each share of Equity Securities, the purchase price therefor payable to the Company, or, if such share is issuable upon the conversion, exchange, redemption or exercise of another Security, the consideration payable to the Company for that conversion, exchange, redemption or exercise, will not be less than the par value of that share and a sufficient number of shares of such Equity Securities will be authorized for issuance under the Company’s Restated Certificate of Incorporation, as amended, that have not otherwise been issued or reserved for issuance;

(j) in the case of Warrants, (i) the Board will have designated and established the terms of such Warrants and any related Warrant Agreement and such Warrants and related Warrant Agreement will not include any provision that is unenforceable; (ii) forms of such Warrants complying with the terms of the related Warrant Agreement and evidencing those Warrants will have been duly executed and delivered in accordance with the provisions of the related Warrant Agreement; and (iii) any such Warrant Agreement shall have been duly authorized, executed and delivered by the parties thereto, and shall be valid and binding obligation of such parties, enforceable against such parties in accordance with its terms;

(k) in the case of Depositary Shares, (i) the Board will have designated and established the terms of such Depositary Shares and any related deposit agreement and such Depositary Shares will not include any provision that is unenforceable; (ii) forms of such Depositary Shares complying with the terms of the deposit agreement and evidencing those Depositary Shares will have been duly executed and delivered in accordance with the provisions of the deposit agreement; and (iii) any such deposit agreement shall have been duly authorized, executed and delivered by the parties thereto, and shall be valid and binding obligation of such parties, enforceable against such parties in accordance with its terms; and

(l) in the case of Purchase Contracts or Units, (i) the Board will have designated and established the terms of such Purchase Contracts or Units and any related purchase contract agreements and such Purchase Contracts or Units and related purchase contract agreements or Unit Agreement will not include any provision that is unenforceable; (ii) forms of such Purchase Contracts or Units complying with the terms of the related purchase contract agreements or Unit Agreement and evidencing those Purchase Contracts or Units will have been duly executed and

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delivered in accordance with the provisions of the related purchase contract agreements or Unit Agreement; and (iii) any such purchase contract agreements shall have been duly authorized, executed and delivered by the parties thereto, and shall be valid and binding obligation of such parties, enforceable against such parties in accordance with its terms.

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:

1.    With respect to the Common Stock, when (a) the Company has taken all necessary action to authorize and approve the issuance of the Common Stock, the terms of the offering thereof and related matters, (b) the applicable definitive underwriting, purchase or similar agreement has been duly executed and delivered and (c) the Common Stock has been issued and delivered in accordance with the applicable definitive underwriting, purchase or similar agreement or, if such Common Stock is issuable (i) upon conversion of Securities constituting Preferred Stock, the applicable certificate of designations therefor, (ii) upon exercise of Securities constituting Warrants, the applicable Warrant Agreement therefor, (iii) upon exchange or conversion of Securities constituting Depositary Shares, the applicable Deposit Agreement (defined below) therefor, or (iv) pursuant to Securities constituting Purchase Contracts, the applicable Purchase Contract Agreement (defined below) therefor or the underlying Purchase Contract itself, against payment (or delivery) of the consideration therefor provided for therein, such Common Stock (including any shares of Common Stock issuable (A) upon exercise of Securities constituting Warrants for Common Stock or Preferred Stock convertible into Common Stock, (B) upon conversion of Securities constituting Preferred Stock into Common Stock, (C) upon exchange or conversion of Securities constituting Depositary Shares into Common Stock or Preferred Stock convertible into Common Stock, or (D) pursuant to Securities constituting Purchase Contracts for Common Stock or Preferred Stock convertible into Common Stock) will be duly authorized, validly issued, fully paid and non-assessable.

2.    With respect to the Preferred Stock, when (a) the Company has taken all necessary action to authorize the issuance of the Preferred Stock, the terms of the offering thereof and related matters, (b) the Board has taken all necessary corporate action to designate and establish the terms of such Preferred Stock and has caused a certificate of designations with respect to such Preferred Stock to be prepared and properly filed with the Secretary of State of the State of Delaware, (c) the applicable definitive underwriting, purchase or similar agreement has been duly executed and delivered and (d) such Preferred Stock has been issued and delivered in accordance with the terms of the applicable definitive underwriting, purchase or similar agreement (or if such Preferred Stock is issuable (i) upon exercise of Securities constituting Warrants, the applicable Warrant Agreement therefor, (ii) upon exchange or conversion of Securities constituting Depositary Shares, the applicable Deposit Agreement (defined below) therefor, or (iii) pursuant to Securities constituting Purchase Contracts, the applicable Purchase Contract Agreement (defined below) therefor or the underlying Purchase Contract itself) against payment (or delivery)

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of the consideration therefor provided for therein, such Preferred Stock will be duly authorized, validly issued, fully paid and non-assessable.

3.    With respect to the Warrants, when (a) the Warrant Agreement has been duly executed and delivered, (b) the Warrants have been duly executed by the Company and duly authenticated by the Warrant Agent in accordance with the terms of that Warrant Agreement, and (c) the Warrants have been delivered to, paid for and countersigned by the relevant underwriters pursuant to the terms of a warrant underwriting agreement, the Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

4.    With respect to the Depositary Shares, when (a) the deposit agreement relating to the Depositary Shares (the “Deposit Agreement”) has been duly executed by the Company and a depositary, (b) the Depositary Shares have been duly executed, authenticated, issued and delivered by the Company in accordance with the Deposit Agreement and applicable definitive underwriting, purchase or similar agreement, and (c) payment of the consideration therefor has been provided, such Depositary Shares, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

5.    With respect to the Purchase Contracts, when (a) a purchase contract agreement relating to the Purchase Contracts (the “Purchase Contract Agreement”) has been duly executed and delivered and (b) the Purchase Contracts have been duly executed and issued in accordance with the Purchase Contract Agreement, such Purchase Contracts will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

6.    With respect to the Units, when (a) the necessary action to authorize and approve the issuance of the Units, their specific terms and the related matters has been taken, (b) the applicable Unit Agreement (in accordance with approved terms) has been duly executed and delivered by the Unit Agent and the Company, and (c) such Units have been duly authorized, executed, issued and delivered in accordance with the approved Unit Agreement and definitive underwriting, purchase or similar agreement, such Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

The opinions and other matters in this letter are qualified in their entirety and subject to the following:

A.	We express no opinion as to the laws of any jurisdiction other than the Delaware General Corporation Law (the “DGCL”). As used herein, the term “the DGCL” includes the statutory provisions contained therein and all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.

B.

The matters expressed in this letter are subject to and qualified and limited by (i) applicable bankruptcy, insolvency, fraudulent transfer and conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally; (ii)

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general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief (regardless of whether considered in a proceeding in equity or at law); and (iii) securities laws and public policy underlying such laws with respect to rights to indemnification and contribution.

C.	This opinion letter is limited to the matters expressly stated herein and no opinion is to be inferred or implied beyond the opinion expressly set forth herein. We undertake no, and hereby disclaim any, obligation to make any inquiry after the date hereof or to advise you of any changes in any matter set forth herein, whether based on a change in the law, a change in any fact relating to the Company or any other person or any other circumstance.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus forming a part of the Registration Statement under the caption “Legal Matters.” In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder.

Very truly yours,

/s/ AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.